MODIFICATION OF LEASE


     This is a modification of the original Lease dated October 3, 1996 between SERVICE REALTY COMPANY ("Landlord") and HARVEY ELECTRONICS, INC., ("Tenant") the subject premises located at 19-23 West Putnam Avenue, Greenwich, Connecticut.

     WHEREAS, on October 3, 1996, the parties entered into the aforementioned lease which commenced on or about September 1, 1996 and expired on August 31, 2001, hereinafter known as "The Lease", copy of which is attached hereto as Exhibit A and made a part hereof.

                               W I T N E S S E T H

     That for and in consideration of the terms, covenants and conditions herein contained, the parties hereto covenant and agree as follows:

     WHEREAS, the parties have agreed to extend the dates and amounts of rental payments during the term of the next five years commencing on Sept. 1, 2001. Thus the total payments for said years will be as follows:

  1st year -           $263,952.00 Annually               $ 21,966.00/monthly
  2nd year -           $271,870.56 Annually               $ 22,655.88/monthly
  3rd year -           $280,026.67 Annually               $ 23,335.55/monthly
  4th year -           $288,427.47 Annually               $ 24,035.62/monthly
  5th year -           $297,080.29 Annually               $ 24,756.69/monthly

     NOW THEREFORE, it is agreed that the terms of the extended Lease are the same terms as the original Lease, except for the aforementioned payment schedule and paragraph 3 of the original lease which now establishes Net operating expenses at 4.50 per foot not including snow plowing.

     All other terms and provisions of the Lease shall continue in full force and effect and unchanged except for the changes set forth herein, which changes shall be incorporated therein by reference as if the same had been an original part of the Lease, to be effective as of the date of this agreement.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of November 8, 2001.

                                        LANDLORD
                                        SERVICE REALTY COMPANY


                                        By:/s/
                                           ---------------------------
                                           a Partner


                                        Date:November 8, 2001
                                             ----------------


                                        TENANT
                                        HARVEY ELECTRONICS, INC.


                                        /s/
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